UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CASA SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 6, 2023

Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Casa Systems, Inc. (“Casa Systems”) to be held exclusively via the Internet at a virtual live webcast on Thursday, May 18, 2023, at 10:00 a.m. Eastern Time. You can register to attend the Annual Meeting at www.proxydocs.com/CASA.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request paper copies of those documents. All stockholders who do not receive a Notice will receive paper copies of the proxy materials and the 2022 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, as well as vote your shares electronically and submit questions during the Annual Meeting, by visiting the above-mentioned Internet site.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet at the Annual Meeting or by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Finally, we would like to take this opportunity to acknowledge and thank Jerry Guo, who retired as our president and CEO on March 17, 2023. Jerry founded Casa Systems 20 years ago and worked tirelessly to build Casa Systems into a world-class global provider of cable, fixed-line broadband and wireless technology solutions. As a true industry giant, he departs with Casa Systems poised to deliver on his vision of a converged, cloud-native future. Although Jerry is stepping away from his daily operational and executive duties, we are pleased to report that he will remain an active member of our Board, and we wish him much success in his next endeavors.

Thank you for being a Casa Systems stockholder. We look forward to your participation at our Annual Meeting.

Sincerely,

Edward Durkin
Chief Financial Officer & Interim Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to virtually attend the Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on the Notice or on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Casa Systems the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf with respect to any of the proposals except the ratification of the appointment of our independent registered public accounting firm, unless you provide specific instructions to your broker by completing and returning any voting instruction form that your broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet prior to the Annual Meeting). For your vote to be counted, you will need to communicate your voting decision in accordance with the instructions set forth in the proxy materials. Voting your shares in advance will not prevent you from virtually attending the Annual Meeting, revoking your earlier submitted proxy in accordance with the instructions set forth in the proxy materials, or voting your shares at the virtual Annual Meeting.

CASA SYSTEMS, INC.

100 Old River Road

Andover, Massachusetts 01810

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Casa Systems, Inc. will hold our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) exclusively via the Internet at a virtual live webcast on Thursday, May 18, 2023, at 10:00 a.m. Eastern Time. The Annual Meeting can be accessed by visiting www.proxydocs.com/CASA and entering in the control number included in your proxy materials. The purpose of the Annual Meeting will be the following:

1.
To elect three Class III directors to hold office until our 2026 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;
2.
To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.
To approve, by a non-binding, advisory vote, the 2022 compensation paid to our named executive officers;
4.
To provide a non-binding, advisory vote on the frequency of future stockholder advisory votes on executive compensation; and
5.
To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Our board of directors unanimously recommends that stockholders vote “FOR” Proposals 1, 2 and 3 and vote in favor of a frequency of every “ONE YEAR” for Proposal 4.

Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, as well as vote your shares electronically and submit questions during the Annual Meeting.

Only stockholders of record at the close of business on March 27, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the proxy statement (the “Proxy Statement”). You are entitled to virtually attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/CASA prior to the deadline of May 16, 2023, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. You will not be able to attend the Annual Meeting in person. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must also register in advance at www.proxydocs.com/CASA. For instructions on how to vote your shares, please refer to the section titled “Voting” beginning on page 1 of the Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on Thursday, May 18, 2023, for Casa Systems, Inc.

The Proxy Statement, our Annual Report on Form 10-K, instructions to access the Annual Meeting and voting instructions are available at www.proxydocs.com/CASA.

By Order of our Board of Directors,

Edward Durkin
Chief Financial Officer & Interim Chief Executive Officer

Andover, Massachusetts

April 6, 2023

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 18, 2023

GENERAL INFORMATION

Our board of directors, or the Board, solicits your proxy on our behalf for our 2023 Annual Meeting of Stockholders, or the Annual Meeting, and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying proxy card. The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on Thursday, May 18, 2023, via the Internet at a virtual live webcast. You can register to attend the Annual Meeting at www.proxydocs.com/CASA. Information on how to vote, including over the Internet at the Annual Meeting, is discussed below.

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by no later than April 6, 2023.

In this Proxy Statement the terms “Casa Systems,” “our company,” “the company,” “we,” “us,” and “our” refer to Casa Systems, Inc. The mailing address of our principal executive offices is Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. All website addresses set forth in this Proxy Statement are for information purposes only and are not intended to be active links or to incorporate any website information into this document.

Record Date	March 27, 2023.

Quorum	A majority of the shares of all issued and outstanding capital stock entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum.

Shares Outstanding	96,716,206 shares of common stock outstanding as of March 27, 2023.

Voting	There are four ways a stockholder of record can vote:

(1) By Internet Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you may vote over the Internet prior to the Annual Meeting by following the instructions provided in the proxy card.

(2) By Telephone Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you can vote by telephone by following the instructions in the proxy card.

(3) By Mail Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you can vote by mailing your proxy card as described in the proxy materials.

(4) Voting Over the Internet during the Annual Meeting: Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.proxydocs.com/CASA and registering prior to the deadline of May 16, 2023, at 5:00 p.m. Eastern Time. You will need your control number included in your proxy materials in order to be able to vote during the Annual Meeting.

If you hold your shares through a broker, bank or other nominee and want to vote virtually during the Annual Meeting, you may also be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you as part of the registration process.

Proxies submitted by U.S. mail must be received by us before the start of the Annual Meeting.
If you hold your shares through a bank or broker, or in “street name,” please follow their instructions.

Virtual Meeting

The Annual Meeting will be an exclusively virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our Annual Meeting will be governed by our Rules of Conduct and Procedures, which will be posted during the Annual Meeting. We have designed the Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding in-person annual meetings in 2024.

You may attend the Annual Meeting live online by registering in advance at www.proxydocs.com/CASA prior to the deadline of May 16, 2022, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including unique links that will allow you access to the Annual Meeting and permit you to submit questions. You will not be able to attend the Annual Meeting in person. The webcast will start at 10:00 a.m. Eastern Time. Instructions on how to attend and participate online will be included in instructions emailed to you after your registration, and once again approximately one hour prior to the start of the Annual Meeting. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online access will begin at 9:45 a.m. Eastern Time on May 18, 2023. You should allow ample time to check your audio and video settings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the Annual Meeting starting at 9:00 a.m. Eastern Time on May 18, 2023. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the number included in your emailed instructions. Upon dialing in to the Annual Meeting, you will need to provide your control number.

Accessing the List of Registered Stockholders Entitled to Vote at the Annual Meeting

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices at the address listed above for a period of at least 10 days prior to the Annual Meeting. During the whole time of the Annual Meeting, this list will be available for examination by the stockholders.

Submitting a Question

If you wish to submit a question, on the day of the Annual Meeting, beginning at 10:00 a.m. Eastern Time, you may log into the virtual meeting platform, type your question into the “Ask a Question” field and click “Submit.” Our Annual Meeting will be governed by our Rules of Conduct and Procedures, which will be posted during the Annual Meeting. Our Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the Annual Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Revoking Your Proxy

Stockholders of record may revoke their proxies by virtually attending the Annual Meeting, by filing an instrument in writing revoking their proxy, by filing another duly executed proxy bearing a later date with our corporate secretary before the vote is counted, or by voting again using the telephone or Internet prior to the Annual Meeting. Your latest telephone or Internet proxy submitted prior to the Annual Meeting is the one that will be counted. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting. There is no cumulative voting in the appointment of directors:

For Proposal One, the election of directors, the nominees receiving the highest number of votes properly cast FOR election of each class of directors, or a “plurality” of the votes properly cast, will be elected as directors.

For Proposal Two, a majority of the votes properly cast FOR is required to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

For Proposal Three, a majority of the votes properly cast FOR is required to approve the 2022 compensation paid to our named executive officers. Because this say-on-pay proposal is advisory, it will not be binding on our company, our Board or any committee of our Board. However, our Board, including our compensation committee, values the opinions of our stockholders, and we will consider the outcome of the vote when making future decisions regarding compensation of our named executive officers.

For Proposal Four, which provides a choice among three frequency periods (every one, two or three years) for future non-binding, advisory say-on-pay votes, the frequency period that receives the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on company, our Board or any committee of our Board, we may decide that it is in the best interests of our stockholders and our company to hold a say-on-pay vote more or less frequently than the frequency period selected by a plurality of our stockholders.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions will not be counted as shares voting on any of the other proposals.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Ernst & Young, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with respect to Proposals One, Three and Four unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares as recommended by our Board. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary voting results during the Annual Meeting. We will report final voting results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and final voting results in an amendment to the Form 8-K after they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022, will be delivered to multiple stockholders sharing an address unless we, or the applicable bank, broker or other nominee record holder, have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810 or call us at (978) 688-6706. If you want to receive separate copies of the Proxy Statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. Our Restated Certificate of Incorporation states that one class is to be elected each year at the annual meeting of stockholders for a term of three years. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

Our Board has nominated Scott Bruckner, Michael Hayashi and Bill Styslinger for election as Class III directors to serve three-year terms ending at our 2026 annual meeting of stockholders or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the members of our Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF SCOTT BRUCKNER, MICHAEL HAYASHI AND BILL STYSLINGER

The biographies of each of the director nominees and continuing directors below contain information regarding each such person’s service as a director on our Board, business experience, director positions at other companies held currently or at any time during the last five years, and other experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of our company. In addition to the information presented below that led our Board to the conclusion that each person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board, including a commitment to understanding our business and industry. We also value our directors’ experience in relevant areas of business management and on other boards of directors and committees of boards of directors.

Our corporate governance guidelines also dictate that, except as may otherwise be permitted by the listing rules of the Nasdaq Stock Market, or Nasdaq, a majority of our Board be composed of independent directors whom our Board has determined have no material relationship with our company and are otherwise “independent” directors under Nasdaq listing rules.

The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and II directors, and certain information about them, including their ages, are set forth below.

Name	Age	Principal Occupation	Director Since
Nominees for election as Class III directors with terms expiring in 2026:
Scott Bruckner	64	Chief Financial Officer, Fluid Truck	2023
Michael Hayashi(1)(2)	66	Former Executive Vice President of Time Warner Cable	2018
Bill Styslinger(2)(3)	76	Former Chairman, President and Chief Executive Officer of SeaChange International	2012
Incumbent Class III director not standing for re-election with term expiring at the Annual Meeting:
Lucy Xie	57	Former Senior Vice President of Operations of Casa Systems, Inc	2003
Incumbent Class I directors with terms expiring in 2024:
Jerry Guo	59	Former President, Chief Executive Officer and Chairman of Casa Systems, Inc.	2003
Daniel S. Mead(1)(2)	69	Former President and Chief Executive Officer of Verizon Wireless	2018
Incumbent Class II directors with terms expiring in 2025:
Bruce R. Evans(3)	64	Chairman of Casa Systems, Inc., President of Evans Capital LLC and Senior Advisor to Summit Partners	2010
Susana D'Emic(1)(3)	59	Chief Accounting Officer and Controller of Booking Holdings and Interim Chief Financial Officer of Booking.com	2018

(1) Member of our audit committee.

(2) Member of our compensation committee.

(3) Member of our nominating and corporate governance committee.

Jerry Guo and Lucy Xie are married to one another. There are no other family relationships among any of our directors or executive officers.

Class III Nominees for Terms Expiring at Our 2026 Annual Meeting

Scott Bruckner has been a director of our company since March 2023. Mr. Bruckner has served as chief financial officer of Fluid Truck, an on-demand commercial vehicle rental platform, since April 2022. Previously, Mr. Bruckner served as chief financial officer of our company from January 2020 to April 2022, and as our senior vice president of strategy and corporate development from November 2017 to January 2020. Prior to joining Casa Systems, Mr. Bruckner served as a senior managing director of Macquarie Group from June 2015 to November 2017 and as a partner at Perella Weinberg Partners from April 2007 to May 2015. Mr. Bruckner holds a B.A. in international relations and Slavic languages and literature from the University of Southern California and an M.A. and a Ph.D. in political science and political economy from the University of California, Los Angeles. We believe that Mr. Bruckner is qualified to serve on our Board as a result of his deep knowledge of our company and industry and his extensive expertise and background in finance.

Michael T. Hayashi has been a director of our company since November 2018. Mr. Hayashi served as a partner at Jinsei 2.0 Consulting, a technology and business consulting services firm focusing on the cable industry, from April 2015 to December 2017. Prior to his work at Jinsei, Mr. Hayashi spent more than 20 years at Time Warner Cable, Inc., a cable television service provider, including as executive vice president of architecture, development and engineering from 2010 to March 2015, as senior vice president of advanced engineering and subscriber technologies from 2000 to 2010, and as vice president of advanced engineering from 1993 to 2000. He previously served as chairman of Petrichor Technologies, an early stage developer of video service provider infrastructure software, from December 2016 to April 2019. He also previously served on the boards of directors of Espial Group Inc., a publicly traded supplier of television software and solutions, from April 2015 to April 2018, and Mindspeed Technologies, Inc., a semiconductor supplier, from 2005 until its acquisition by MACOM Technology Solutions Holdings, Inc. in 2013. Mr. Hayashi has a B.S. in engineering from Harvey Mudd College and an M.B.A. from The Ohio State University. We believe that Mr. Hayashi is qualified to serve on our Board as a result of his significant leadership experience in the telecommunications industry.

Bill Styslinger has been a director of our company since 2012. Mr. Styslinger served as chairman, president and chief executive officer of SeaChange International, a provider of multiscreen video software and services, from its inception in July 1993 until his retirement in December 2011. Mr. Styslinger has served as a board member of Scotgold Resources, Ltd., a publicly traded mineral exploration company, since September 2018, and Metrosoft, Inc., a fintech company that develops multi-tier, service-oriented asset management software, since October 2017. Mr. Styslinger was also previously a member of the board of directors of Omtool, a provider of enterprise client/server facsimile software solutions. Mr. Styslinger holds a B.S. in engineering science from the State University of New York at Buffalo. We believe that Mr. Styslinger is qualified to serve on our Board due to his leadership expertise, including service as chief executive officer of a public company with international operations, as well as his knowledge of the telecommunications industry.

Director Continuing in Office Until Our 2023 Annual Meeting

Lucy Xie, age 57, previously served as our senior vice president of operations from 2011 to December 2022. From 2003 to 2011, Ms. Xie served as our chief financial officer and vice president of operations. Ms. Xie resigned as our senior vice president of operations, effective as of December 31, 2022. Ms. Xie has served as a director of our company since 2003. Her current term on our Board expires on the date of our upcoming Annual Meeting. Ms. Xie will not stand for re-election. Prior to joining Casa Systems, Ms. Xie held various accounting, finance and management positions at Raytheon, a U.S. defense contractor and industrial corporation, and Lucent Technologies, a telecommunications equipment company. Ms. Xie has also served as the vice chairman and a board member of the Asia-America Chamber of Commerce. Ms. Xie holds an M.B.A. in accounting from Fairleigh Dickinson University. We believe that Ms. Xie is qualified to serve on our Board due to her experience as an executive in the telecommunications industry, her extensive knowledge of our company and her past service as our senior vice president of operations.

Directors Continuing in Office Until Our 2024 Annual Meeting

Jerry Guo, the founder of our company, served as our president, chief executive officer and chairman from our founding in 2003 to March 2023. Prior to founding our company, Mr. Guo served as the vice president of broadband at River Delta Networks, which was acquired by Motorola in 2001. Prior to that, Mr. Guo was a research scientist at Bell Laboratories’ research division. Mr. Guo holds a Ph.D. in electrical engineering from the University of Wisconsin-Madison and an M.S. in optical instruments from the Department of Precision Instruments at Tsinghua University. We believe that Mr. Guo is qualified to serve on our Board due to his leadership experience in the broadband and network industries, his extensive knowledge of our company and his past service as our president and chief executive officer.

Daniel S. Mead has been a director of our company since March 2018. For over 35 years, Mr. Mead served in various leadership roles at Verizon Communications and its predecessor companies, including serving as the chief executive officer and president of Verizon Wireless from October 2010 to July 2016 and as the chief operating officer and executive vice president of Verizon Wireless from October 2009 to October 2010. Mr. Mead served as the chairman of the Cellular Telecommunications & Internet Association, or the CTIA, from July 2013 to December 2014. Mr. Mead has served on the board of directors of Syniverse Holdings, Inc., a privately held (formerly publicly traded) business services company in the mobile communications industry, since October 2016, and Terrestar, a Canadian-based telecommunications provider, since November 2015. He previously served as a member of the boards of directors of the CTIA from September 2010 to March 2015 and Vodafone Omnitel from September 2009 to October 2010. Mr. Mead also served on the Board of Trustees at Pennsylvania State University from July 2014 to July 2017, including as chairman of its Finance and Capital Planning Committee. Mr. Mead has a B.S. in quantitative business analysis and finance from Pennsylvania State University and an M.B.A. from Pennsylvania State University. We believe that Mr. Mead is qualified to serve on our Board as a result of his significant leadership experience in the telecommunications industry.

Directors Continuing in Office Until Our 2025 Annual Meeting

Bruce R. Evans has been a director of our company since 2010 and chairman since March 2023. He also previously served as our lead director from February 2022 to March 2023. Mr. Evans has served as president of Evans Capital LLC, a private investment fund, since March 2019. Mr. Evans has also served in various positions with Summit Partners, a growth equity and venture capital focused alternative investments firm, since 1986, including most recently as senior advisor to the firm, a role he has held since January 2018. From 2018 to March 2019, he served as chairman of Summit Partners’ board and as a senior advisor to the firm. From 2011 to December 2017, he served as managing director and as chairman of Summit Partners’ board. From 1999 to 2011, he was one of Summit Partners’ co-managing partners. During his 34 years with Summit Partners, Mr. Evans has served as a member of the boards of directors of over 35 technology and other growth industry companies in the United States and Europe, including 14 public companies. Since 2015, he has also served as a director of Analog Devices, a public company which designs and manufactures high-performance semiconductor products. In addition, Mr. Evans is chairman of the Vanderbilt University Board of Trust and the former chairman of Vanderbilt’s Investment Committee. Mr. Evans holds a B.E. in mechanical engineering and economics from Vanderbilt University and an M.B.A. from Harvard Business School. We believe that Mr. Evans is qualified to serve on our Board due to his wide-ranging experience in growth equity and venture capital investing in the technology sector and his experience on other private and public company boards.

Susana D’Emic has been a director of our company since December 2018. Ms. D’Emic has served as the senior vice president, chief accounting officer and controller of Booking Holdings, a leader in online travel and related services, since May 2019. She has also served as interim chief financial officer of Booking.com since October 2020. Ms. D’Emic served as the executive vice president and chief financial officer of Time Inc., a leading multi-platform media and content company, from November 2016 to April 2018. Ms. D’Emic was senior vice president, controller and chief accounting officer of Time Inc. from October 2013 to November 2016. Prior to that, Ms. D’Emic served as senior vice president, controller and chief accounting officer of Frontier Communications, a provider of phone, internet and video services to rural towns and cities across the country, from April 2011 to October 2013. Ms. D’Emic served in a number of finance roles, including as senior vice president, controller and chief accounting officer at Trusted Media Brands, Inc. (then Reader’s Digest Association, Inc.) from January 1998 to April 2011. Before joining Reader’s Digest, she held various positions with Kraft Foods International and Colgate-Palmolive Company and was an audit manager with KPMG. Ms. D’Emic is a certified public accountant and has a B.S. in accounting from The State University of New York at Binghamton. We believe that Ms. D’Emic is qualified to serve on our Board as a result of her strategic financial leadership experience as well as her experience in digital and organizational transformation.

Executive Officers

In addition to Mr. Guo, our former president and CEO, Ms. Xie, our former senior vice president of operations, and Mr. Bruckner, our former chief financial officer, the following individuals served as our executive officers in 2022:

Weidong Chen, age 55, has served as our chief technology officer since 2004. Mr. Chen previously served as a member of our Board from 2010 to 2019. Prior to joining Casa Systems, Mr. Chen served as a software manager at Motorola, a multinational telecommunications company, from October 2001 to November 2003. Mr. Chen holds a Ph.D. in physics from the University of Pennsylvania.

Edward Durkin, age 62, has served as our chief financial officer and principal financial officer since April 2022. Prior to joining Casa Systems, Mr. Durkin served as chief financial officer of Fuze, Inc., a global, enterprise-focused provider of unified cloud-based communications software, acquired by 8x8, Inc., from December 2020 until March 2022. Mr. Durkin also served as chief financial officer at Actifio Inc., a multi-cloud copy data management software company serving enterprise and global service provider customers, from January 2018 to December 2020 until its acquisition by Google Cloud. Prior to Actifio, Mr. Durkin served as chief financial officer at Digital Guardian, Inc., a data loss prevention software provider, from June 2015 to January 2018. Mr. Durkin received a B.S. in Accounting from the University of Massachusetts Dartmouth and also spent 10 years at Ernst & Young.

Board Experience, Skills and Diversity

We believe that our Board best serves our company and our stockholders with a diversity of backgrounds, skillsets, industry experiences and expertise. The following matrices highlight our directors’ primary qualifications, demographics, and tenure. These matrices are intended as high-level summaries and not exhaustive lists of each director's skills or contributions to our Board.

Board Experience and Skills Matrix

	Jerry Guo	Scott Bruckner	Susana D’Emic	Bruce Evans	Michael Hayashi	Daniel Mead	William Styslinger	Lucy Xie
Qualifications
CEO Experience	✓			✓		✓	✓
Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓
Technology Leadership	✓			✓	✓	✓	✓	✓
Governance/Public Company Experience	✓	✓	✓	✓	✓	✓	✓
Financial Experience	✓	✓	✓	✓	✓	✓		✓
International Experience	✓	✓	✓	✓	✓		✓	✓
Strategy Experience	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management Experience	✓	✓	✓			✓	✓
Cybersecurity Experience				✓			✓	✓
Board Tenure
Director Since	2003	2023	2018	2010	2018	2018	2012	2003

Board Diversity Matrix

As of March 15, 2023
Total Number of Directors:	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose Demographic Background	—

CORPORATE GOVERNANCE

Director Independence

Rule 5605 of the Nasdaq listing rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors. Our audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

At least annually, our Board evaluates all relationships between us and each of our directors in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board makes an annual determination of whether each director is independent within the meaning of the independence standards of Nasdaq, the SEC and our applicable Board committees.

We believe, and our corporate governance guidelines require, that a majority of our directors should be independent. Our Board has determined that each of Messrs. Evans, Hayashi, Mead and Styslinger and Ms. D’Emic is an “independent director” as currently defined under Rule 5605(a)(2) of the Nasdaq listing rules. With respect to our audit committee, our Board determined that each of Messrs. Hayashi and Mead and Ms. D'Emic satisfies the independence standards for audit committee membership established by the SEC and the Nasdaq listing rules. Our Board also determined that each of Messrs. Hayashi, Styslinger and Mead, who comprise our compensation committee, satisfy the independence standards for such committee established by the SEC and the Nasdaq listing rules. With respect to our nominating and corporate governance committee, our Board determined that each of Messrs. Evans and Styslinger and Ms. D’Emic satisfies the independence standards for such committee established by the SEC and the Nasdaq listing rules. In making such determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

Board Leadership Structure

Currently, the roles of chairman of the Board and chief executive officer, or “CEO”, are separated. While our amended and restated bylaws and corporate governance guidelines do not require that our chairman and CEO positions be separate, our Board believes that having separate positions is appropriate for us at this time and demonstrates our commitment to good corporate governance. Our Board elected Mr. Evans chairman of the Board in March 2023. Mr. Evans is a strong independent director, who possesses an in-depth knowledge of our business, opportunities and challenges. We believe he is the person best positioned to ensure that the time and attention of our Board is focused on the matters most critical to our business, including management oversight and adherence to good governance principles. Our CEO, currently Mr. Durkin on an interim basis, is then better able to focus on our day-to-day business and corporate strategy, meet with investors, and convey management's perspective to our Board. Our Board believes that this current leadership structure provides effective independent oversight of management and best serves the stockholders.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com. In addition, we intend to continue to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders, which our Board regularly reviews and evaluates. The guidelines provide that:

•
our board’s principal responsibility is to oversee the management of our company;

•
a majority of the members of our board must be independent directors;
•
the independent directors will meet in executive session at least twice a year;
•
directors have full and free access to management and, as necessary, independent advisors;
•
new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•
our board will conduct periodic self-evaluations to determine whether it and its committees are functioning effectively.

A copy of our corporate governance guidelines is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Stock Ownership Guidelines

In February 2022, our Board adopted stock ownership guidelines establishing a minimum share ownership requirement for our non-employee directors, other than non-employee directors that elect not to receive compensation in connection with their service as non-employee directors. See the section titled “Executive Compensation—Other Practices, Policies & Guidelines—Stock Ownership Guidelines.”

Board Meetings

Our Board meets on a regularly scheduled basis during the year to review significant developments affecting our company and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. Our Board met nine times and took action by unanimous written consent four times during the year ended December 31, 2022.

Each of our directors attended at least 75% of the aggregate of all meetings of our Board and meetings of committees of our Board upon which they served during 2022. Our Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under Nasdaq and SEC rules.

Annual Meeting Attendance

It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. All of our directors attended our 2022 annual meeting of stockholders.

Committees

Our Board has established an audit committee, compensation committee, and nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our Board. Copies of the committee charters are posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Audit Committee

The members of our audit committee are Messrs. Hayashi and Mead and Ms. D’Emic. Ms. D’Emic is the chair of our audit committee. Our Board has determined that Messrs. Hayashi and Mead and Ms. D’Emic are independent within the meaning of Rule 10A-3 under the Exchange Act. Our Board has determined that Ms. D’Emic is an “audit committee financial expert” as defined by applicable SEC rules.

Our audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
discussing our risk management policies;

•
establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our registered public accounting firm and management;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing the audit committee report required by SEC rules.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are required to be approved in advance by our audit committee.

Our audit committee met five times during the year ended December 31, 2022. Our audit committee operates under a written charter adopted by our Board, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee

The members of our compensation committee are Messrs. Hayashi, Mead and Styslinger. Mr. Styslinger is the chair of our compensation committee. Our Board has determined that Messrs. Hayashi, Mead and Styslinger are independent within the meaning of Rule 10C-1 under the Exchange Act.

Our compensation committee’s responsibilities include:

•
reviewing and approving, or making recommendations to our Board with respect to, the compensation of our CEO and other executive officers;
•
overseeing an evaluation of performance of our senior executives;
•
overseeing and administering our equity incentive plans;
•
reviewing and making recommendations to our Board with respect to director compensation;
•
reviewing and discussing annually with management our “Executive Compensation” disclosure to the extent such disclosure is required by SEC rules; and
•
preparing annual compensation committee reports to the extent required by SEC rules.

Typically, our compensation committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of our compensation committee, in consultation previously with our senior vice president of operations, who was responsible for human resources, and currently with our vice president of human resources. Our compensation committee meets regularly in executive session. Our CEO does not participate in any deliberations or determinations of our compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to our compensation committee, other than in-house legal counsel, and certain other types of advisors, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Our compensation committee has engaged Pearl Meyer as an independent compensation consultant. Pearl Meyer assisted our compensation committee with developing an appropriate compensation peer group for annual compensation comparison purposes and reviewed the current incentive compensation programs and their performance alignment with our company’s short- and long-term business strategies. Our compensation committee evaluated our compensation consultant's independence and concluded that the engagement of Pearl Meyer did not raise any conflict of interest after taking into consideration the applicable factors affecting consultant independence.

Our compensation committee met ten times and took action by written consent seven times during the year ended December 31, 2022. Our compensation committee operates under a written charter adopted by our Board, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee in 2022 were Messrs. Hayashi, Mead and Styslinger. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Nominating and corporate governance committee

The members of our nominating and corporate governance committee are Messrs. Evans and Styslinger and Ms. D’Emic. Mr. Evans is the chair of our nominating and corporate governance committee. Our Board has determined that Messrs. Evans and Styslinger and Ms. D’Emic are independent under Nasdaq Rule 5605(a)(2).

Our nominating and corporate governance committee’s responsibilities include:

•
recommending to our Board the persons to be nominated by our Board for election as directors at any meeting of stockholders and the persons to be elected by our Board to fill any vacancies on our Board; and
•
overseeing our corporate governance guidelines

Our nominating and corporate governance committee met three times during the year ended December 31, 2022. Our nominating and corporate governance committee operates under a written charter adopted by our Board, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Board Processes

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of our management. They fulfill this duty by discussing with management at least quarterly the policies and practices utilized by management in assessing and managing long- and short-term internal and external risks and providing input on those policies and practices. In general, our Board oversees risk management through its participation in long-range strategic planning, including business strategy, acquisitions, capital allocation, organizational structure and operations. The standing committees of our Board additionally oversee risks inherent in their respective areas of oversight and report regularly on such risks to the full Board. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks, our compensation committee oversees risk management activities related to compensation and employee retention, and our nominating and corporate governance committee oversees risk management activities related to the composition of our Board and our corporate governance practices. Each committee reports to the full Board at least quarterly, including with respect to each committee's risk oversight activities as appropriate. Since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Our Board additionally receives updates at least quarterly, from senior management and periodically from outside advisors regarding the various risks we face, including operational, product, economic, financial, legal, cybersecurity, and competitive risks. Moreover, our general counsel, who reports to our CEO, provides quarterly updates to the Audit Committee and the full Board on litigation and other material legal risks. In addition to regular reports, on an ongoing basis, our Board and management assess the potential impact and likelihood of identified long- and short-term risks, and, where appropriate and depending on the immediacy of the risk assessed, management may, upon the advice of our Board, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation. At the management level, we have established disclosure controls and procedures to monitor our compliance with securities disclosure obligations.

Our Board and our management team have increased their focus on cybersecurity risk oversight and management in recent years. Our information security leadership meets with the full Board periodically to discuss management’s process for identifying, tracking and mitigating cybersecurity risks, progress on mitigation initiatives and industry-wide developments related to security matters. All of our employees are required to take annual security compliance training.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending to our Board the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

Our full Board is responsible for selecting nominees for election as directors, and our Board considers the recommendations of our nominating and corporate governance committee when selecting nominees.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to other Board members as well as other existing contacts for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. The qualifications, qualities and skills that our nominating and corporate governance committee believe must be met by a recommended nominee for a position on our Board are as follows:

•
Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•
Nominees should have diverse backgrounds, including demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•
Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•
Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.
•
Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.
•
First-time nominees should normally be able to serve for at least five years before reaching the age of 75.

Our nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow our nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Procedures for Submitting Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as other potential nominees considered by our nominating and corporate governance committee. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for our next annual meeting of stockholders.

Stockholder Communications

Our Board provides to every stockholder of our company the ability to communicate with our Board as a whole and with individual directors through an established process for stockholder communication. For a stockholder communication directed to our Board as a whole, stockholders may send such communication to the attention of our company’s corporate secretary via U.S. mail or expedited delivery service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: Board of Directors, c/o Corporate Secretary.

For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, stockholders may send such communication to the attention of the individual director via U.S. mail or expedited delivery service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: [Name of Individual Director], c/o Corporate Secretary.

We will forward by U.S. mail any such stockholder communication to each director, and to the chairman of our Board in his or her capacity as a representative of our Board, to whom such stockholder communication is addressed to the address specified by each such director and the chairman of our Board, unless there are safety or security concerns that mitigate against further transmission.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Ernst & Young as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2023 and to perform an audit of the effectiveness of our internal control over financial reporting as of December 31, 2023, and we are asking our stockholders to ratify this appointment. Ernst & Young has served as our independent registered public accounting firm since 2020.

As a matter of good corporate governance, our Board determined to submit to stockholders for ratification the appointment of Ernst & Young. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young, we will review our future appointment of Ernst & Young.

Our audit committee of our Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by our audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by our independent registered public accounting firm during the following 12 months. At the time such pre-approval is granted, our audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services, and at each regularly scheduled meeting of our audit committee following such approval, management or our independent registered public accounting firm shall report to our audit committee regarding each service actually provided to our company pursuant to such pre-approval.

Our audit committee has delegated to its chair the authority to grant pre-approvals of audit or non-audit services to be provided by our independent registered public accounting firm. Any approval of services by the chair of our audit committee is reported to the committee at its next regularly scheduled meeting.

We expect that a representative of Ernst & Young will attend our Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

The Report of the Audit Committee of our Board of Directors included in this Proxy Statement is submitted by our audit committee. Our audit committee consists of the three directors whose names appear in the Report. None of the members of our audit committee is an officer or employee of Casa Systems, and our Board has determined that each member of our audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable Nasdaq listing rules. See “Corporate Governance—Director Independence” above for additional discussion regarding our Board’s independence determinations with respect to members of our audit committee. Each member of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Ms. D’Emic is an “audit committee financial expert,” as defined under the applicable rules of the SEC, based on her background, education and experience. Our audit committee operates under a written charter adopted by our Board.

Audit Fees

The following table presents fees for professional services and other services rendered by Ernst & Young, our independent registered public accounting firm, for the years ended December 31, 2022 and 2021.

	2022 Ernst & Young	2021 Ernst & Young
Audit Fees (1)	$1,859,420	$825,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	466,717	677,435
All Other Fees (4)	108,000	132,079
Total Fees	$2,434,137	$1,634,514

(1) Audit Fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and statutory audits, consultations on accounting matters directly related to the audit, consents and assistance with and review of documents filed with the SEC, and services that are normally provided by our independent registered public accounting firm in connection with statutory audits required in regulatory filings.

(2) Audit-Related Fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3) Tax Fees represent fees for tax compliance and tax consulting and advice.

(4) All Other Fees represent fees for products and services provided by Ernst & Young that are not included in the service categories above.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Report of the Audit Committee of our Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Casa Systems specifically incorporates this report or a portion of it by reference.

Our audit committee’s general role is to assist our Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

Our audit committee has reviewed our consolidated financial statements for 2022 and met with management, as well as with representatives of Ernst & Young, our independent registered public accounting firm, to discuss the consolidated financial statements. Our audit committee also discussed with members of Ernst & Young the matters required to be discussed by the Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, our audit committee received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with our audit committee concerning independence, and discussed with members of Ernst & Young its independence.

Based on the foregoing communications, its review of the financial statements and other matters it deemed relevant, our audit committee recommended to our Board that our audited consolidated financial statements for 2022 be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee

Susana D’Emic (Chair)

Daniel S. Mead

Michael Hayashi

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 11, 2023 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all of our executive officers and directors as a group.

The percentages in the table below are based on a total of 95,851,524 shares of our common stock outstanding as of March 11, 2023, but not including any additional shares issuable upon exercise of outstanding options.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 11, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Summit Partners(1)	34,124,480	35.6%
Entities affiliated with Verizon Communications Inc.(2)	9,329,170	9.7%
Executive Officers and Directors
Jerry Guo(3)	13,629,858	13.9%
Weidong Chen(4)	6,350,074	6.6%
Lucy Xie(5)	3,189,988	3.3%
Scott Bruckner	144,890	*
Matthew Slepian(6)	89,932	*
Edward Durkin(7)	66,081	*
Susana D'Emic	96,248	*
Bruce R. Evans(1)	34,124,480	35.6%
Michael T. Hayashi	100,844	*
Daniel S. Mead	93,820	*
Bill Styslinger	670,179	*
All executive officers and directors as a group (11 persons)(8)	58,557,403	58.9%

(1) Consists of 21,268,476 shares of common stock held by Summit Partners Private Equity Fund VII-A, L.P., 12,774,194 shares of common stock held by Summit Partners Private Equity Fund VII-B, L.P., 72,605 shares of common stock held by Summit Investors I, LLC and 9,205 shares of common stock held by Summit Investors I (UK), L.P. Summit Partners, L.P. is the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of each of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P. Summit Master Company, LLC is the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its investment committee responsible for voting and investment decisions with respect to our company. Summit Partners, L.P., through a three-person investment committee responsible for voting and investment decisions with respect to our company, currently comprised of Peter Y. Chung, Bruce R. Evans and Martin J. Mannion, has voting and dispositive power over the shares held by each of these entities and therefore may be deemed to beneficially own such shares. Each of the Summit entities and persons mentioned in this footnote disclaims beneficial ownership of the shares, except for those shares held of record by such entity, and except to the extent of their pecuniary interest therein. The address of the entities and persons mentioned in this footnote is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. For information regarding Summit Partners, L.P. and its affiliates, we have relied on Amendment No. 1 to Schedule 13G filed by Summit Partners, L.P. with the SEC on February 13, 2019.

(2) This information is based solely on information reported on a Schedule 13G filed on April 22, 2022, on behalf of Verizon Communications Inc., Verizon Ventures LLC and Verizon Investment Management Corp. According to the report, Verizon Communications Inc. has shared voting power with respect to 9,329,170 shares of common stock and shared dispositive power with respect to 9,329,170 shares of common stock; Verizon Ventures LLC has sole voting power with respect to 9,323,000 shares of common stock and sole dispositive power with respect to 9,323,000 shares of common stock; and Verizon Investment Management Corp. has sole voting power with respect to 6,170 shares of common stock and sole dispositive power with respect to 6,170 shares of common stock. The business address of Verizon Communications Inc. is 1095 Avenue of the Americas, New York, New York 10036; the business address of Verizon Ventures LLC is One Verizon Way, Basking Ridge, NJ 07920; and the business address of Verizon Investment Management Corp. is One Verizon Way, Basking Ridge NJ 07920.

(3) Consists of (i) 11,142,526 shares of common stock held by Mr. Guo and (ii) options to purchase 2,487,332 shares of common stock that may be exercised within 60 days of March 11, 2023.

(4) Consists of (i) 2,291,801 shares of common stock held by Mr. Chen, (ii) options to purchase 473,616 shares of common stock that may be exercised within 60 days of March 11, 2023 and (iii) 3,584,657 shares of common stock held by Dragonfly 2012 Irrevocable Trust, a family trust established for the children of Mr. Guo and Ms. Xie. Mr. Chen serves as trustee for Dragonfly 2012 Irrevocable Trust and has voting and dispositive control over the shares held by Dragonfly 2012 Irrevocable Trust. Mr. Chen and Dragonfly 2012 Irrevocable Trust each disclaim beneficial ownership of such shares, except for those shares held of record by such person or entity, and except to the extent of such person or entity’s pecuniary interest therein.

(5) Consists of (i) 2,629,437 shares of common stock held by Ms. Xie and (ii) options to purchase 560,551 shares of common stock that may be exercised within 60 days of March 11, 2023.

(6) Consists of (i) 46,151 shares of common stock held by Mr. Slepian and (ii) options to purchase 43,781 shares of common stock that may be exercised within 60 days of March 11, 2023.

(7) Consists of (i) 41,081 shares of common stock held by Mr. Durkin and (ii) options to purchase 25,000 shares of common stock that may be exercised within 60 days of March 11, 2023.

(8) Includes (i) 17,256,977 shares of common stock held by our current directors and executive officers, and (ii) options to purchase 3,590,280 shares of common stock that may be exercised within 60 days of March 11, 2023 by our current directors and executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities of ours with the SEC.

To our knowledge, based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the year ended December 31, 2022, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act, except

1.
a report on Form 4 relating to the vesting of RSUs on February 25, 2022 that was filed late by Scott Bruckner on March 3, 2022;
2.
a report on Form 4 relating to the vesting of RSUs on February 25, 2022 that was filed late by Weidong Chen on March 3, 2022;
3.
a report on Form 4 relating to the vesting of RSUs on February 25, 2022 that was filed late by Jerry Guo on March 3, 2022;
4.
a report on Form 4 relating to the vesting of RSUs on February 25, 2022 that was filed late by Matthew Slepian on March 3, 2022;
5.
a report on Form 4 relating to the vesting of RSUs on February 25, 2022 that was filed late by Lucy Xie on March 3, 2022; and
6.
a report on Form 4 relating to the purchase of common stock on May 19, 2022 that was filed late by Bill Styslinger on May 27, 2022

EXECUTIVE COMPENSATION

Overview

This section explains our executive compensation program for our named executive officers, or NEOs, listed below. This section also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the year ended December 31, 2022.

Name	Principal Occupation
Jerry Guo (1)	President, CEO and Chairman
Lucy Xie (2)	Senior Vice President of Operations and Director
Weidong Chen	Chief Technology Officer, or CTO

(1) Mr. Guo retired from his position as president, CEO and chairman as of March 17, 2023.

(2) Ms. Xie retired from her position as senior vice president of operations as of December 31, 2022.

Although our company qualifies as a “smaller reporting company,” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including a more extensive narrative about our executive compensation program in an effort to be more transparent. We are also committed to keeping an open dialogue with our stockholders to help ensure that we have a regular pulse on investor perspectives and, as we continue to grow, we intend to continue our outreach efforts during 2023 and into the future.

Leadership Transitions

On November 29, 2022, we announced that Ms. Xie would resign from her position as our senior vice president of operations, effective as of December 31, 2022, and as a member of our Board and all committees thereof upon the expiration of her term on the date of our Annual Meeting in 2023.

On March 14, 2023, we announced that Mr. Guo would retire as President and CEO effective March 17, 2023, and remain as an active member of our Board. The Board has retained an executive search firm to identify Mr. Guo’s successor. The Board also appointed Edward Durkin, our chief financial officer, to serve as interim CEO until our new CEO is hired, with advisory assistance to be received from Mr. Guo and functional support across all other disciplines from our senior management team.

For information about Ms. Xie’s and Mr. Guo’s compensation arrangements upon their respective separations from our company, please refer to the section entitled “Separation Agreements” in this section.

Executive Summary

2022 Business Overview

Key financial and strategic highlights for 2022 include:

•
Acceleration of our transformation as a leader in cloud-native software an agreement with Verizon, or the Verizon Contract, with a total contract value of $140 million;
•
Reduction of debt on our term loan B by $49.2 million to $226.0 million during Q4 2022; and
•
Successful resolution of a warranty matter related to a significant customer of one of our international subsidiaries.

Yet despite our efforts in 2022, our financial performance was not where we wanted it to be, and we ended the year with:

•
Revenues of $286.5 million versus $401.3 million in 2021;
•
Net (loss) income of ($79.2) million versus $3.2 million in 2021; and
•
Stock price trading at $2.73 versus a closing price of $5.67 at the end of 2021.

2022 Compensation Highlights

Our executive compensation program seeks to incentivize and reward strong corporate performance and is structured using three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation. Based on our performance and consistent with the design of our program, our compensation committee approved the following executive compensation decisions for the year ended December 31, 2022:

•
Base Salaries. Mr. Guo did not receive a base salary increase in 2022; however, our compensation committee approved base salary adjustments of 5.79% for the other NEOs to better align their salaries with market comparators.
•
Annual Incentives. None of our NEOs earned annual incentive awards for 2022. Corporate financial results did not meet threshold performance levels, which resulted in an overall attainment percentage of 0% for that portion of annual incentive awards for our CEO and other NEOs. In addition, while some strategic goals were met during 2022, based on its assessment of overall performance, our compensation committee determined that our NEOs would receive 0% for the strategic portion of their target awards for 2022.
•
Long-Term Equity Incentives. For 2022, the compensation committee approved target long-term equity incentives based on a mix of 60% performance-based restricted stock units, or “PSUs”, and 40% time-based restricted stock units, or RSUs, for our CEO and a mix of RSUs, PSUs and stock options for our other NEOs. The number of PSUs that will ultimately vest, if any, is dependent on the achievement of pre-defined milestones as approved by the compensation committee, so long as the NEO continues to be employed with our company at each vesting date. Based on actual performance, our compensation committee determined that 50% of Mr. Guo’s 2022 PSUs were earned and vested on January 1, 2023.

Best Compensation Practices & Policies

We also believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
☑	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and stock performance	☒	No hedging or pledging
☑	Maintain an independent compensation committee of the Board	☒	No excise tax gross-ups
☑	Use an independent compensation consultant	☒	No option backdating or repricing
☑	Maintain stock ownership guidelines	☒	No special perquisites
☑	Hold an annual say-on-pay vote	☒	No supplemental executive retirement plan
☑	Conduct an annual compensation risk assessment

Stockholder Say-on-Pay Vote

At the end of 2022, we exited “emerging growth company” status as defined in the Jumpstart Our Business Startups Act. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our NEO compensation at the Annual Meeting. We have historically been regularly connected to our largest investors. As we continue to evolve, we intend to broaden our stockholder engagement efforts and facilitate open and ongoing dialogues with key stakeholders to help ensure that we have a regular pulse on investor perspectives. In the future, we will consider the feedback we receive from our major stockholders, as well as the outcome of say-on-pay votes, when making compensation decisions regarding our NEOs.

Following the vote at the Annual Meeting, and depending on the outcome of Proposal No. 4 (regarding the frequency of future say-on-pay votes), our next say-on-pay vote is expected to occur at our 2024 annual meeting of stockholders.

WHAT GUIDES OUR PROGRAM

Compensation Philosophy & Objectives

Our compensation philosophy is driven by the following objectives:

Align with Performance	We seek to incorporate variability into our compensation program such that compensation will reflect corporate and individual achievement relative to our strategic objectives.
Align with Stockholder Interests	We seek to structure compensation and incentives, particularly with respect to equity award grants, so as to create alignment with stockholder interests.

Attract, Motivate and Retain Talent

We seek to offer compensation that will attract exceptional employment candidates, incentivize and reward outstanding employee performance, and offer total compensation that is competitive with the market.

Align with Company Culture	We seek to structure compensation and incentives to align employee behavior with our core values.

Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market that help enable us to attract and retain critical executive talent.
Short-Term Incentives	Cash (Variable)	Create an incentive for the achievement of pre-defined annual business and individual objectives.
Long-Term Incentives	Equity (Variable)	Align interests of employees with stockholders, create focus on long-term performance and stockholder value creation, and support our retention strategy

Pay Mix

Our compensation committee believes that the attainment of our compensation program objectives outlined above requires an appropriate mix of fixed and variable compensation, with an emphasis on variable compensation. The mix between fixed and variable compensation emphasizes variable compensation to support our goal of continued performance and to motivate employees to achieve short- and long- term company objectives.

Our compensation committee also seeks to structure a meaningful balance between achieving strong short-term annual results while ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined regularly by our compensation committee based on the short- and long-term objectives of the business. In general, our compensation approach is more heavily weighted towards long-term incentives that we believe reinforce the focus on our long-term goals.

For 2022, the majority of target executive compensation was variable (84% for our CEO and an average of 64% for our other NEOs).

The Decision-Making Process

The Role of Our Compensation Committee. Our compensation committee oversees the executive compensation program for our NEOs. Our compensation committee is composed of independent, non-employee members of our Board. Our compensation committee works very closely with its independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year. Details of our compensation committee’s authority and responsibilities are specified in its charter, which may be accessed at https://investors.casa-systems.com/corporate-governance/governance-overview. Our compensation committee makes all final compensation and equity award decisions regarding our NEOs, except for our CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of our compensation committee.

The Role of Management. Members of our management team attend regular meetings where executive compensation, company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only our compensation committee members are allowed to vote on decisions regarding NEO compensation. Our CEO does not participate in the deliberations of our compensation committee regarding his own compensation. Independent members of the full Board make all final determinations regarding CEO compensation.

The Role of Our Independent Consultant. Our compensation committee engages an independent compensation consultant to provide expertise on competitive pay practices, and program philosophy and design. Pursuant to authority granted to it under its charter, our compensation committee has hired Pearl Meyer & Partners, LLC, or Pearl Meyer, as its independent compensation consultant. Pearl Meyer reports directly to our compensation committee and does not provide any additional services to management. Our compensation committee has conducted an independence assessment of Pearl Meyer in accordance with Nasdaq rules.

The Role of Peer Group Companies. Our compensation committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2022 compensation levels, in conjunction with the recommendation of its independent compensation consultant, Pearl Meyer, our compensation committee used a combination of proxy peer group and high-tech compensation surveys to identify competitive market compensation practices and our company’s overall competitive position. Selection criteria for determining our company’s compensation peer group also generally include high-tech, high-growth companies with revenues ranging from 1/3rd to 3x the size of ours, including a review of other key financial metrics important to this industry including market cap, number of employees, total stockholder return, and profitability.

The following provides a list of the companies in our peer group:

ADTRAN, Inc.	HubSpot, Inc.
Aviat Networks, Inc.	Infinera Corporation
CalAmp Corp.	Inseego Corp.
Calix, Inc.	InterDigital, Inc.
Cambium Networks Corporation	NETGEAR, Inc.
Digi International Inc.	Ribbon Communications Inc.
DSZ Inc.	SPS Commerce, Inc.
FARO Technologies, Inc.	Upland Software, Inc.
Harmonic Inc.	Viavi Solutions Inc.

It is important to note that this market data is not the sole determinant in setting pay levels for our NEOs. Our compensation committee also considers company and individual performance and the nature of an individual’s role within our company, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.

2022 EXECUTIVE COMPENSATION PROGRAM DETAIL

Summary of CEO Pay for Fiscal 2022

Independent members of our full Board determine our CEO's compensation based upon recommendations of our compensation committee. The following section outlines Mr. Guo’s compensation for 2022. For details about the compensation delivered to our other NEOs, please refer to the section below entitled “Summary of Other NEO Pay for Fiscal 2022.”

Base salary. Mr. Guo’s base salary for 2022 was $733,048. He did not receive a base salary increase in 2022.

Short-term incentive plan (annual cash incentive). Annual incentives are designed to reward short-term performance results by providing a competitive payout at appropriate levels of performance achievement. Based on performance results, actual award payouts can range between zero and 200% of target. The structure of Mr. Guo’s annual incentive award opportunity is summarized below:

Name	2022 CEO Target Award Opportunity
	2022 Base Salary	Bonus Target (% of Base Salary)	Bonus at Target ($)
Jerry Guo	$733,048	200%	$1,466,096

The payout under the annual cash incentive is based on achievement of corporate, strategic and individual financial and non-financial goals. Weighting of goals for Mr. Guo’s 2022 annual incentive award was as follows:

Name	2022 CEO Performance Objectives
	Corporate Financial Goal: Adjusted EBITDA Achievement	Strategic Goals: Key Milestones / Verizon Purchase Contract
Jerry Guo	50%	50%
•
Corporate Financial Goal: Our compensation committee approved adjusted EBITDA as its primary financial metric under the short-term incentive plan because it keeps our company focused on growth and profitability. Adjusted EBITDA is defined as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. The following chart shows the 2022 goals set for adjusted EBITDA:

Payout Level	% of Target	2022 Corporate Financial Performance Targets
		Adjusted EBITDA
Maximum	150%	$85.0M
Target	100%	$68.0M
Threshold	75%	$55.0M
Actual	0%	($41.8M)*

*The actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.

For 2022, our corporate financial results did not meet threshold performance levels, which resulted in an overall attainment percentage of 0% for that portion of the award.

•
Strategic Goals: Our compensation committee determined that 50% of Mr. Guo’s annual incentive award would be tied to the strategic milestones outlined in the Verizon Contract, as it is a critical component of our company’s growth potential – in both the short and long term. In 2022, Mr. Guo accomplished the following relative to the Verizon Contract:
▪
the Verizon Contract remained in full force and effect;
▪
Verizon payments were received as scheduled; and
▪
Verizon communicated to our compensation committee their satisfaction with the services provided by our company.

While strategic goals were met as it relates to the Verizon Contract, our compensation committee determined that Mr. Guo would receive 0% of target for this portion of his award, as certain other strategic goals were not met in 2022.

Based on results above, our compensation committee determined that Mr. Guo would receive no bonus payout for 2022.

Long-term incentive awards (equity incentives). For 2022, Mr. Guo’s long-term incentives were granted using a mix of approximately 40% RSUs and 60% PSUs, as follows:

Name	2022 Long-Term Incentives[1]
	Time-Based RSUs	Performance-Based RSUs (PSUs)
Jerry Guo	$1,832,620	$1,968,032

(1) Based on fair value, or FV, on date of grant. For time-based RSUs, FV was determined by multiplying the closing share price by the number of units granted. For PSUs, FV was determined by multiplying the Monte Carlo rate by the number of units granted.

The time-based RSUs vest annually in four equal increments. Mr. Guo’s PSUs could be earned and vested based on the achievement of two different performance goals (1) approximately 40% based on stock price performance thresholds, and (2) 60% based on the achievement of strategic milestones associated with the Verizon Contract. The details of each are provided below.

For the stock price performance hurdles, Mr. Guo’s PSUs will be earned and vest in four equal increments contingent upon the achievement of share price thresholds of $6.00, $8.00, $12.00, and $16.00 of our common stock, pursuant to an expiration date of May 9, 2025 for any unvested awards. None of the stock price thresholds were achieved in 2022.

For the Verizon Contract strategic objectives, Mr. Guo’s PSUs are linked to the achievement of various strategic Verizon Contract milestones, which include the following:

a)
Verizon Agreements: (i) Successful achievement of a Letter of Agreement in 2022, by and between our company and Verizon Sourcing LLC, or Verizon and (ii) the Verizon Contract shall be in full force and effect, and neither party shall have received from the other party a notice of intent to terminate either such agreement as of the applicable vesting date; and
b)
Verizon Payments and Invoices: For the January 1, 2023 vesting, our company must have received aggregate payments from Verizon in the year ended December 31, 2022 of at least $20,000,028; for the January 1, 2024 vesting, our company must have furnished invoices to Verizon in the year ended December 31, 2023 for an aggregate amount of at least $23,100,028; for the January 1, 2025 vesting, our company must have furnished invoices to Verizon in the year ended December 31, 2024 for an aggregate amount of at least $24,538,119; and
c)
Verizon Satisfaction: Our compensation committee will evaluate the level of Verizon satisfaction with the services provided by our company as of the applicable vesting date.

The Verizon PSU award will only be earned and vest as follows, provided that the Mr. Guo continues to be employed with the company at each vesting date:

•
50% as of January 1, 2023 (for the year ended December 31, 2022);
•
33.3% as of January 1, 2024 (for the year ended December 31, 2023); and
•
16.7% as of January 1, 2025 (for the year ended December 31, 2024).

Based on actual performance, 50% of Mr. Guo’s PSUs were earned and vested on January 1, 2023 based solely on the achievement of the Verizon Contract goals.

Summary of Other NEO Pay for Fiscal 2022

Our CEO reviews his compensation recommendations pertaining to other NEOs and other executive officers with the compensation committee so as to provide transparency and oversight. The following section outlines compensation delivered to the other NEOs for 2022. For details about the compensation delivered to our CEO, please refer to the section above entitled “Summary of CEO Pay for Fiscal 2022.”

Base Salary. Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, our compensation committee considers our CEO’s recommendations, as well as each NEO’s position and level of responsibility within our company. Our compensation committee takes into account factors such as relevant market data as well as individual performance and contributions. Our compensation committee approved annual base salaries for 2022 as follows:

Name	2022	2021	% Change
Lucy Xie	$463,500	$438,114	5.79%
Weidong Chen	$463,500	$438,114	5.79%

Short-Term Incentive Plan. The short-term incentive plan (annual cash incentive) is designed to reward short-term performance results. The annual cash incentive program provides a direct link between the NEO’s compensation and annual performance of our company and/or the individual. The annual cash incentive program is designed to provide a competitive payout at appropriate levels of performance achievement, which is in line with our compensation philosophy.

2022 Target Award Opportunities. Each executive’s incentive target is expressed as a percentage of his or her base salary. Our compensation committee assessed each of our other NEO's performance against certain financial metrics during 2022 with payouts measured on a scale of zero to 150% of target. The table below discloses the annual incentive targets for each NEO for 2022:

Name	2022 Other NEO Target Award Opportunity
	2022 Base Salary	Bonus Target (% of Base Salary)	Bonus at Target ($)
Lucy Xie	$463,500	100%	$463,500
Weidong Chen	$463,500	100%	$463,500

2022 Performance Objectives. The payout under the annual cash incentive is based on our compensation committee's determination of the achievement of corporate and individual financial and strategic goals. Weighting of goals for each of the other NEOs are shown below:

Name	2022 Other NEO Performance Objectives
	Corporate Financial Goal: Adjusted EBITDA Achievement	Strategic Goal(s): Individual Performance Achievements
Lucy Xie	50%	50%
Weidong Chen	50%	50%
•
Corporate Financial Goal: The corporate financial goal for our other NEOs was also adjusted EBITDA. For 2022, corporate financial results did not meet threshold performance levels, which resulted in an overall attainment percentage of 0% for that portion of the award. Please refer to the section above entitled “Summary of CEO Pay for Fiscal 2022” for information about the 2022 goals set for adjusted EBITDA.
•
Strategic Goals: Our compensation committee determined that 50% of our other NEOs’ annual incentive awards would be tied to the achievement of strategic goals. While some strategic goals were met during 2022, based on its overall assessment of performance, our compensation committee determined that our other NEOs would receive 0% of target for the strategic portion of their awards for 2022.

2022 Annual Incentive Plan Payouts. Based on results above, our compensation committee determined that Ms. Xie and Mr. Chen would receive no bonus payout for 2022.

Long-term incentive awards (equity incentives). Long-term incentive awards are designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of our other NEOs with those of our stockholders. For 2022, long-term incentives were granted to our other NEOs using a mix of stock options, RSUs, and PSUs:

Name	2022 Long Term Incentives

	Stock Options ($)(1)	Time-Based RSUs ($)(1)	Performance-Based RSUs (PSUs) ($)(1)
Lucy Xie(2)	N/A	$1,158,750	$274,559
Weidong Chen(3)	$308,000	$1,158,750	N/A

(1) Based on the fair value on the date of grant. Stock options were calculated using the Black-Scholes value of 42.7% and an exercise price of $3.60. For time-based RSUs, FV was determined by multiplying the closing share price by the number of units granted. For PSUs, FV was determined by multiplying the Monte Carlo rate by the number of units granted.

(2) For the awards granted to Ms. Xie: In lieu of stock options, Ms. Xie received PSUs that will be earned and vest in four equal 25% increments contingent upon on the achievement of share price thresholds of $6.00, $8.00, $12.00, and $16.00 of our common stock, with an expiration date of May 9, 2025. None of the stock price thresholds were achieved in 2022. Time-based RSUs vest in four equal 25% increments on January 1st of 2023, 2024, 2025, and 2026.

(3) For the awards granted to Mr. Chen: In lieu of PSUs, Mr. Chen received stock options with an exercise price of $3.60. Half (50%) of the grant will vest on January 1, 2023 and the remaining 50% shall vest on January 1, 2024. Time-based RSUs vest in four equal 25% increments on January 1st of 2023, 2024, 2025, and 2026.

OTHER PRACTICES, POLICIES & GUIDELINES

Stock Ownership Guidelines

In February 2022, our Board adopted stock ownership guidelines establishing a minimum stock ownership requirement for our executive officers and directors as outlined below:

Position	Multiple of Base Salary
Chief Executive Officer	6.0
All Other Executive Officers	2.0

Executive officers have until the later of February 22, 2027, or if applicable, five years after the date an executive officer is appointed or elected to comply with the minimum stock ownership requirement. Executive officers who are subsequently promoted to any position with a higher requirement will have five years from the date of promotion to acquire any additional shares needed to attain the required level of stock ownership.

Non-employee directors are also subject to stock ownership guidelines, which provide that they must hold a number of shares of our common stock with a value equal to four times their annual base cash retainer.

Only shares owned outright by the executive officer or director count in determining stock ownership for purposes of these guidelines. Failure to comply with these guidelines will result in the executive officer or director being required to retain at least fifty percent (50%) of the net shares (i.e., net of shares sold or withheld to pay applicable taxes) that are acquired as a result of the vesting of restricted stock units or the exercising of stock options until compliance is achieved. Progress toward meeting these guidelines will be presented to our Board annually.

Clawback Policy

We expect to adopt a clawback policy applicable to incentive compensation regarding accounting restatements in accordance with the SEC's adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once a final rule is implemented by Nasdaq.

Anti-Hedging & Anti-Pledging Policies

All employees, including our NEOs, and members of our Board (or their designees) are prohibited from purchasing financial instruments, or otherwise engaging in transactions that are designed to hedge or offset any fluctuations in the market value of our equity securities they hold directly or indirectly, whether or not such securities were acquired from our equity compensation programs.

All employees, including our NEOs, and members of our Board (or their designees) are also prohibited from purchasing shares on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan, except in certain limited circumstances with approval of our chief financial officer or general counsel and our audit committee. To date, no such requests have been made or approved.

Other Employee Benefits

Executives are eligible to participate in all of our current benefit plans, in each case on the same basis as other employees, including health and dental insurance, life and disability insurance, and our 401(k) plan. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. We match 50% of employee contributions to our 401(k) plan up to a maximum amount of 6% of eligible wages, which matching contributions are subject to vesting in equal annual increments over two years, subject to full vesting upon death, disability or attainment of retirement.

Change in Control and Severance Coverage

We believe that offering severance and change-in-control provisions provides executives a degree of security in the event of a transaction, and we review these programs on an annual basis to ensure they remain appropriate going forward. Our compensation committee does not consider specific amounts payable under these arrangements when establishing annual compensation. However, we believe that these protections serve our retention objectives by helping our NEOs and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company. For more information, see the section titled “Employment Agreements” below. In addition, see the section titled “Separation Agreements with Mr. Guo and Ms. Xie” for a description of the separation agreements actually received in connection with each executive’s departure.

Potential Payments upon Termination or Change in Control

Under each of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our Board may provide that outstanding awards will become exercisable, realizable, or deliverable, or restrictions applicable to an award will lapse, in whole or in part, in connection with (a) any merger or consolidation of our company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of our company. Further, under our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our Board has complete discretion to cause any award to become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

SEPARATION AGREEMENTS WITH MR. GUO AND MS. XIE

Mr. Guo

Pursuant to the terms of his separation agreement with our company, Mr. Guo is entitled to receive severance pay in an amount equal to his annual base salary at the rate in effect as of March 17, 2023,and his target bonus for 2023, which is the same target as for 2022 (which is two times his annual base salary at the rate in effect as of March 17, 2023). His severance pay will be delivered in equal installments in accordance with our payroll practices for a severance period of 12 months. In addition, any outstanding and unvested equity awards, including PSUs, held by Mr. Guo became fully vested and exercisable as of March 17, 2023. Any outstanding and unvested options will remain exercisable for the longer of either (i) a period of one year following the date Mr. Guo is no longer an eligible participant as defined under the terms of his equity awards, or (ii) should Mr. Guo continue to provide service to our company in a consulting or like capacity, a period of one year following the cessation of such service, but in no event later than the original expiration date of such option.

Mr. Guo is also eligible to receive benefits under COBRA. Our company will pay to the group health plan provider or the COBRA provider a monthly payment equal to the monthly COBRA premium to continue coverage for Mr. Guo and his eligible dependents under our group healthcare plan until the earlier of (i) the end of the his 12-month severance period, (ii) the date Mr. Guo becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (iii) the cessation of Mr. Guo’s health continuation rights under COBRA; provided, however, that if we reasonably and in good faith determine that we cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Mr. Guo will no longer be entitled to this benefit.

Mr. Guo is subject to the terms of his restrictive covenant agreements. If he breaches any of his obligations under his separation agreement or his restrictive covenant agreements, in addition to any other legal or equitable remedies we may have for such breach, we have the right to terminate the payments defined under the separation agreement and recover any payments made.

Ms. Xie

Pursuant to the terms of her separation agreement with our company, Ms. Xie is eligible to receive severance pay in an amount equal to her annual base salary plus target bonus at the rate in effect as of December 31, 2022, and any bonus earned for 2022 (for 2022, none of our NEOs earned an annual bonus, including Ms. Xie). Her severance pay will be delivered in equal installments in accordance with our payroll practices for a period of 12 months. In addition, any outstanding and unvested equity awards, including

PSUs, held by Ms. Xie became fully vested and exercisable as of December 31. 2022. Ms. Xie has one year following the expiration of her term as a director to exercise any option to purchase shares of our common stock.

Ms. Xie is also eligible to receive benefits under COBRA. Our company will pay to the group health plan provider or the COBRA provider a monthly payment equal to the monthly COBRA premium to continue coverage for Ms. Xie and her eligible dependents under our group healthcare plan until the earlier of (i) the end of her 12-month severance period, (ii) the date Ms. Xie becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (iii) the cessation of Ms. Xie’s health continuation rights under COBRA; provided, however, that if we reasonably and in good faith determine that we cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Ms. Xie will no longer be entitled to this benefit.

Ms. Xie is subject to the terms of her restrictive covenant agreements. If she breaches any of her obligations under her separation agreement or her restrictive covenant agreements, in addition to any other legal or equitable remedies we may have for such breach, we have the right to terminate the payments defined under the separation agreement and recover any payments made.

Summary Compensation Table

The following table sets forth the total compensation paid to our NEOs, including our CEO and two other most highly compensated executive officers, for the years ended December 31, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Compensation ($)(1)		All Other Compensation ($)(3)		Total ($)
Jerry Guo (4)	2022	733,048	3,800,652		—		—		9,150		4,542,850
President, Chief Executive	2021	735,790	4,398,287		—		1,026,267	(5)	8,700		6,169,044
Officer and Director
Lucy Xie (6)	2022	463,497	1,699,129	(7)	165,402	(7)	—		936,150	(8)	3,264,178
Senior Vice President of	2021	439,753	1,533,400		—		306,680	(5)	8,700		2,288,533
Operations and Director
Weidong Chen	2022	463,497	1,158,750		308,000		—		9,150		1,939,397
Chief Technical Officer	2021	439,753	1,095,283		—		306,680	(5)	8,700		1,850,416

(1) None of our NEOs received a discretionary bonus for 2022.

(2) The amounts reported represent the aggregate grant-date fair value of the RSUs, PSUs and stock options awarded to our NEOs during the year in question, calculated in accordance with FASB ASC Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the RSUs, PSUs and stock options reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officers upon settlement of the RSUs, PSUs and stock options. Amounts reported for PSUs are based upon maximum achievement.

(3) Constitutes matching contributions to our 401(k) plan.

(4) Mr. Guo retired from his position as president, CEO and chairman as of March 17, 2023.

(5) Consists of a discretionary bonus for performance earned in 2021 and paid in 2022.

(6) Ms. Xie retired from her position as senior vice president of operations as of December 31, 2022.

(7) Amount includes the incremental cost of RSUs, PSUs and stock options related to the accelerated vesting of all outstanding and unvested equity awards upon Ms. Xie's separation from our company. The incremental compensation for awards was $265,820 and for options was $165,402.

(8) Amount includes severance pay of $927,000 related to Ms. Xie's separation from our company, equal to her annual base salary plus target bonus at the rate in effect as of December 31, 2022, each of which were $463,500.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held as of December 31, 2022 by our NEOs.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(1)
Jerry Guo	1/23/2015	(2)	1,079,995	—	4.18	1/22/2025
	3/26/2016	(3)	592,160	—	8.39	3/25/2026
	1/31/2017	(4)	426,535	—	12.24	1/30/2027
	3/8/2018	(5)	299,457	—	24.87	3/7/2028
	2/5/2019	(6)					90,549	247,199
	2/25/2020	(7)					178,370	486,950
	2/23/2021	(8)					120,303	328,427
	2/23/2021	(9)							320,809	875,809
	5/9/2022	(10)					509,061	1,389,737
	5/9/2022	(11)							407,249	1,111,790
	5/11/2022	(12)							309,739	845,587

Lucy Xie	1/23/2015	(2)	227,440	—	4.18	1/22/2025
	3/26/2016	(3)	149,645	—	8.39	3/25/2026
	1/31/2017	(4)	107,790	—	12.24	1/30/2027
	3/8/2018	(5)	75,676	—	24.87	3/7/2028
	2/5/2019	(6)					31,570	86,186
	2/25/2020	(7)					106,606	291,034
	2/23/2021	(8)					71,901	196,290
	2/23/2021	(9)							71,901	196,290
	5/9/2022	(10)					321,875	878,719
	5/9/2022	(11)							128,750	351,488

Weidong Chen	1/23/2015	(2)	129,965	—	4.18	1/22/2025
	3/26/2016	(3)	85,510	—	8.39	3/25/2026
	1/31/2017	(4)	61,595	—	12.24	1/30/2027
	3/8/2018	(5)	43,243	—	24.87	3/7/2028
	2/5/2019	(6)					22,550	61,562
	2/25/2020	(7)					106,606	291,034
	2/23/2021	(8)					71,901	196,290
	2/23/2021	(9)							23,967	65,430
	5/9/2022	(10)					321,875	878,719
	5/9/2022	(13)	—	200,000	3.60	5/8/2032

(1) The value of equity awards is based on the closing price of our stock on Nasdaq on December 31, 2022.

(2) One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2016, and the balance vested in 36 equal monthly installments thereafter.

(3) One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2017, and the balance vested in 36 equal monthly installments thereafter.

(4) One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2018, and the balance vested in 36 equal monthly installments thereafter.

(5) One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2019, and the balance balance vested in 36 equal monthly installments thereafter.

(6) One-fourth (1/4) of these RSUs vested on January 1, 2020, 2021 and 2022, and one-fourth (1/4) are scheduled to vest on January 1, 2023, subject to continued service with us through each applicable vesting date.

(7) One-fourth (1/4) of these RSUs vested on February 25, 2021 and 2022, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(8) One-fourth (1/4) of these RSUs vested on January 1, 2022, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(9) These PSUs vest over a three-year period based on the achievement of performance goals and continued performance of services. These PSUs may vest on or before February 23, 2024.

(10) One-fourth (1/4) of these RSUs vested on January 1, 2023, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(11) These PSUs vest over a three-year period based on the achievement of performance goals and continued performance of services. These PSUs may vest on or before May 9, 2025.

(12) These PSUs vest based on the achievement of performance goals and continued performance of services. One-half (1/2) of these PSUs may vest on January 1, 2023, one-third (1/3) may vest on January 1, 2024 and one-sixth (1/6) may vest on January 1, 2025.

(13) These PSUs vest based on the achievement of performance goals and continued performance of services. One-half (1/2) of these PSUs may vest on January 1, 2023, one-third (1/3) may vest on January 1, 2024 and one-sixth (1/6) may vest on January 1, 2025.

Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Guo, our CEO. For 2022, our last completed year:

•
the median of the annual total compensation of all employees of our company (other than our CEO) was $89,223; and
•
the annual total compensation of our CEO was $4,542,849, which reflects the amount reported in the “Total” column for 2022 of the Summary Compensation Table above.

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 51 to 1. Below is a description of the methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee.

We determined that, as of December 31, 2022, our employee population consisted of 1,043 individuals working at our company and our consolidated subsidiaries. Given our global business, our workforce is distributed among a number of countries and regions. Of those, approximately 28% of these employees are located in the United States.

We measured compensation using the 12-month period ending December 31, 2022. Our compensation programs vary from region to region and from country to country. Our employees are compensated on either a salaried or an hourly basis. In addition, some employees receive equity incentive awards, sales incentives and/or bonuses. We included salary or hourly wages, as applicable, as well as any equity incentive awards granted and bonuses and sales incentives earned for 2022 in our measurement to determine the median of the annual total compensation of all our employees.

In making our determination of the median employee, we annualized the salaries of employees who were hired during the year but did not work for us or our consolidated subsidiaries for the entire year. We did not make any cost-of-living adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of the calculation date.

Using this methodology, we determined that the median employee was a full-time, salaried employee located in the United States. With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $89,223. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2022 of the Summary Compensation Table appearing in the table above.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid,” or CAP, and certain company performance measures for the years listed below. You should refer to the “Executive Compensation—Overview” section for a complete description of how executive compensation relates our company performance measures and how our compensation committee makes its decisions related thereto.

Pay Versus Performance: Table

The following table provides the information required for our NEOs for each of the years ended December 31, 2022 and December 31, 2021 along with the financial information required to be disclosed for each year:

Year	Summary compensation table total for principal executive officer (PEO)	Compensation actually paid to PEO(1)	Average summary compensation table total for non-PEO named executive officers (NEOs)	Average compensation actually paid to non-PEO NEOs(2)	Value of initial fixed $100 investment based on total shareholder return (TSR)	Net (loss) income (in millions)
2022	$4,542,850	$1,086,454	$2,601,788	$1,331,567	$44.25	$(79.2)
2021	$6,169,044	$4,024,014	$2,069,474	$1,285,203	$91.90	$3.2

(1) The PEO in each reporting year is Jerry Guo. The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year.

(2) The non-PEO NEOs in each year are Lucy Xie and Weidong Chen. The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEO as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year

The following table illustrates the adjustments to total compensation in the Summary Compensation Table by year to calculate CAP:

	2022		2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation table	$4,542,850	$2,601,788	$6,169,044	2,069,474
Adjustments for Equity Awards
Adjustment for grant date values in Summary Compensation Table	$(3,800,652)	$(1,665,641)	$(4,398,287)	$(1,314,341)
Year-end fair value of unvested awards granted in the current year	$2,021,245	$1,133,337	$1,488,551	$630,087
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(1,572,593)	$(668,359)	$(248,914)	$(113,459)
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(104,396)	$(69,558)	$1,013,619	$13,442
Total Adjustments for Equity Awards	$(3,456,395)	$(1,270,221)	$(2,145,031)	$(784,271)
Compensation Actually Paid (as calculated)	$1,086,454	$1,331,567	$4,024,013	$1,285,203

The following tables illustrate the valuation assumptions as of the vesting date for awards that vested in each of 2022 and 2021:

Award Type Vesting	Weighted Average Fair Value
	2022	2021
RSUs	$5.13	$7.25
PSUs	N/A	$8.10

For Stock Options Vesting in
	2022	2021
Expected volatility	73% - 73%	72% - 138%
Expected dividend yield	0% - 0%	0% - 0%
Expected term, in years	3.1 - 3.1	3.0 - 3.6
Risk-free interest rate	1.0% - 1.0%	0.2% - 0.9%

We used the following valuation assumptions for stock option awards included as part of CAP:

a)
Expected life of each stock option is based on the "simplified" method using an average of the remaining vesting period and the remaining term as of the vesting date or year-end date;
b)
Strike price is based on each grant date closing price and asset price is based on each vesting date closing price or year-end closing price;
c)
Risk-free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vesting date or year-end date;
d)
Historical volatility is based on daily price history for each expected life (years) prior to each vesting date or year-end date;
e)
Closing prices provided by S&P Capital IQ are adjusted for dividends and splits; and
f)
Annual dividend yield on each vesting date or year-end date.

Pay Versus Performance: Graphical Description

The illustrations below provide a graphical description of CAP (as calculated in accordance with SEC rules) compared to both our company’s cumulative TSR and our net income:

CAP and Company Cumulative TSR

CAP and Company Net Income

Employment Agreements

Employment Agreement with Mr. Guo

We were a party to an employment agreement with Mr. Guo dated November 17, 2017, which terminated in connection with his March 17, 2023 retirement. Under the employment agreement, Mr. Guo was an at-will employee, and his employment with us could be terminated by him or us at any time and for any reason. The employment agreement provided that Mr. Guo was entitled to a base salary of $677,806 during his employment with us and that he was eligible, at our sole discretion, to earn a target annual bonus equal to 150% of his base salary, subject to adjustment. Mr. Guo’s 2022 base salary was $733,048 and his 2022 target annual bonus amount was 200% of his base salary. The employment agreement also provided that Mr. Guo was eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 550% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Mr. Guo’s 2022 target annual equity award was equal to 600% of his then-current base salary.

Under the employment agreement, Mr. Guo was entitled, subject to his execution and non-revocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement, to (i) receipt of an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a 12-month period, (ii) continued receipt of an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us was terminated, or earlier, if he became eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provided that in the event Mr. Guo’s employment with us terminated by reason of his death or disability, Mr. Guo was entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, to the extent such awards were time-based vesting awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement. Any performance-based vesting awards were subject to the accelerated vesting terms, if any, set out in the applicable grant documents.

Employment Agreement with Ms. Xie

We were a party to an employment agreement with Ms. Xie dated November 17, 2017, which terminated in connection with her December 31, 2022 retirement. Under the employment agreement, Ms. Xie was an at-will employee, and her employment with us could be terminated by her or us at any time and for any reason. The employment agreement provided that Ms. Xie was entitled to a base salary of $376,836 during her employment with us and that she was eligible, at our sole discretion, to earn a target annual bonus equal to 100% of her base salary, subject to adjustment. Ms. Xie’s base salary in 2022 was $463,500 and her 2022 target annual bonus amount was 100% of her base salary. The employment agreement also provided that Ms. Xie was eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 350% of her then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion.

Under the employment agreement, Ms. Xie was entitled, subject to her execution and non-revocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason, each as defined in her employment agreement, to (i) receipt of an amount equal to the sum of her then-current annual base salary plus her target annual bonus for the year of her termination of employment, with such amount payable in equal installments over a 12-month period, (ii) continued receipt of an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to her prior to her termination for a period of 12 months following the date that her employment with us is terminated, or earlier, if she became eligible to enroll in a health benefit plan with a new employer, and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provided that in the event Ms. Xie’s employment with us terminated by reason of her death or disability, Ms. Xie was entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, to the extent such awards were time-based vesting awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement. Any performance-based vesting awards were subject to the accelerated vesting terms, if any, set out in the applicable grant documents.

Employment Agreement with Mr. Chen

We are a party to an employment agreement with Mr. Chen dated November 17, 2017. Under the employment agreement, Mr. Chen is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Chen is entitled to a base salary of $376,836 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of his base salary. Mr. Chen’s current base salary is $463,500 and his current target annual bonus amount is 100% of his base salary. The employment agreement also provides that Mr. Chen is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 200% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Mr. Chen’s current target annual equity award is equal to 250% of his current base salary.

Under the employment agreement, Mr. Chen is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement, to (i) receipt of an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a 12-month period, (ii) continued receipt of an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer, and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Chen’s employment with us terminates by reason of his death or disability, Mr. Chen is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, to the extent such awards are time-based vesting awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement. Any performance-based vesting awards are subject to the accelerated vesting terms, if any, set out in the applicable grant documents

Director Compensation

We compensate our non-employee directors with a market-based program utilizing cash and equity retainers. We do not compensate any of our non-employee directors if they own more than 10% of our outstanding common stock. The following are the details of this pay program for 2022. Annual cash retainers are paid quarterly in arrears. Equity grants vest one year from the date of issuance.

Element of Compensation	2022 Compensation Amount
Annual Board Compensation
Cash Retainer	$50,000
Equity Retainer (1)	$170,000
Committee Chair Cash Retainers
Audit Committee	$25,000
Compensation Committee	$17,000
Nominating & Corporate Governance Committee	$10,000
Committee Member Cash Retainers
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating & Corporate Governance Committee	$5,000
Other Committees	$5,000

(1) Awarded on the date of the first meeting of our Board held on or after the date of each annual meeting of stockholders. The $170,000 may be paid, at the discretion of our Board, in the form of cash or RSUs for the number of shares of our common stock equal to $170,000 divided by the closing price of our common stock on the Nasdaq on the date of grant.

Additionally, new non-employee directors receive an initial equity award in the form of RSUs for the number of shares of our common stock equal to $300,000 divided by the closing price of our common stock on Nasdaq on the date of issuance. Any such RSUs will vest in equal increments at the end of each successive three-month period, over a period of three years after the date of grant.

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2022:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Total ($)
Susana D'Emic	$80,959	$170,000	(2)	$250,959
Bruce Evans (3)	—	—		—
Michael T. Hayashi	67,500	170,000	(2)	237,500
Daniel S. Mead	68,459	170,000	(2)	238,459
Bill Styslinger	72,000	170,000	(2)	242,000

(1) The amounts reported in this column reflects the aggregate grant date fair value of RSUs granted to non-employee directors in 2022, as calculated in accordance with FASB ASC Topic 718.

(2) Consists of 40,285 RSUs granted to each eligible member on May 18, 2022 as an equity grant of RSUs, intended to be consistent with our non-employee director compensation program.

(3) Mr. Evans is not eligible to receive compensation under our director compensation program, as he is deemed to own more than 10% of our outstanding common stock.

The following table sets forth, with respect to each of our non-employee directors, the aggregate number of unvested RSUs outstanding as of December 31, 2022:

Name	Stock Awards (#)
Susana D'Emic	40,285
Bruce Evans	—
Michael T. Hayashi	40,285
Daniel S. Mead	40,285
Bill Styslinger	40,285

Limitation of Liability and Indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

• for any breach of the director’s duty of loyalty to us or our stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

• for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board. We have agreed that we will be the indemnitor of “first resort,” however, with respect to any claims against these directors for indemnification claims that are indemnifiable by both us and their employers. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses), and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against these directors’ employers.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of our short- and long-term financial and strategic goals and for driving corporate financial performance. The program contains elements of cash and equity-based compensation and is designed to align the interests of our NEOs with those of our stockholders. We believe that our compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our NEOs to exert their best efforts for our success.

The “Executive Compensation” section of this proxy statement describes our executive compensation program and the decisions made by our compensation committee and our Board with respect to the year ended December 31, 2022. Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our NEOs with our stockholders. Our Board believes that this link between compensation and the achievement of our short- and long-term business objectives has helped drive our performance over time. At the same time, our Board believes that our program does not encourage excessive risk-taking by management. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement.

Our Board is asking stockholders to approve a non-binding, advisory vote on the following resolution:

RESOLVED, that the stockholders of Casa Systems, Inc. approve, on a non-binding, advisory basis, our named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation section, compensation tables and narrative discussion, in this Proxy Statement.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of us or our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our compensation committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON

THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

We are asking stockholders to cast a non-binding, advisory vote regarding the frequency of future non-binding, advisory votes on executive compensation. Stockholders may vote for a frequency of every one, two or three years, or may abstain.

Our Board believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation and is consistent with our policy of reviewing our compensation program annually and with us being accountable to our stockholders on corporate governance and executive compensation matters. This feedback may then be considered by our Board in its annual decision-making process. For these reasons, we believe that an annual vote would be the best governance practice for us at this time.

Our Board values the opinions of our stockholders and will take into consideration the outcome of this vote in deciding on the frequency of future non-binding, advisory votes on executive compensation. However, because this vote is non-binding and advisory, our Board may decide that it is in the best interests of our stockholders and our company to hold the advisory vote to approve executive compensation more or less frequently than the option selected by a plurality of our stockholders.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD FUTURE NON-BINDING, ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY ONE YEAR.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our equity compensation plans consist of our 2003 Stock Incentive Plan, our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan. Prior to our initial public offering, we granted awards under our 2003 Stock Incentive Plan and our 2011 Stock Incentive Plan. In connection with our initial public offering, we started granting awards under our 2017 Stock Incentive Plan and ceased granting awards under all prior plans. The following table contains information about our equity compensation plans as of December 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted- average exercise price of outstanding options (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	13,303,905	(3)	$7.55	6,051,262
Equity compensation plans not approved by security holders	—		—	—
Total	13,303,905		$7.55	6,051,262

(1) The weighted-average exercise price information does not include any outstanding RSUs, which represent the right to receive shares of common stock upon vesting.

(2) Consists of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan. Our 2017 Stock Incentive Plan provides for further annual increases in the number of shares authorized for issuance under the plan, to be added on the first day of each year, beginning with the year ending December 31, 2019 and continuing until, and including, the year ending December 31, 2027, equal to the lowest of 20,000,000 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of such year, and an amount determined by our Board. Our Board determined that no increase in the number of shares authorized for issuance under the 2017 Stock Incentive Plan would be authorized for the year ending December 31, 2022.

(3) This amount includes 6,536,019 shares subject to outstanding stock options, 5,505,471 shares subject to outstanding time-based RSUs and 1,262,415 shares subject to outstanding PSUs.

RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers that are described elsewhere in this proxy statement or that are not required to be disclosed herein in accordance with the rules of the SEC, below we describe transactions since January 1, 2022 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Employment of Rongke Xie

Rongke Xie, who serves as general manager of Guangzhou Casa Communication Technology LTD, one of our subsidiaries, is the sister of Lucy Xie, our former senior vice president of operations and a member of our Board. We paid Rongke Xie $215,906 in total compensation in the year ended December 31, 2022, for her services as an employee.

In addition, during the years ended December 31, 2022 and 2021, we granted to Rongke Xie 28,902 and 13,228 RSUs, respectively, which vest in annual installments over four-year periods. The grant-date fair value of each of these awards totaled $100,000, which will be recorded as stock-based compensation expense over the vesting period of the awards. During the years ended December 31, 2022 and 2021, we recognized selling, general and administrative expenses of $118,418 and $109,948, respectively, related to these awards.

Transactions Involving Verizon Communications Inc. and its Affiliates

As a result of our Securities Purchase Agreement with Verizon Ventures LLC in April 2022, Verizon Communications Inc. and its subsidiaries, or Verizon and Affiliates, collectively became a principal stockholder of our company through its ownership of our common stock. Verizon and Affiliates are customers of our company.

During the period in which Verizon and Affiliates were a related party in 2022, we recognized revenue of $18,003,498 from transactions with Verizon and Affiliates, and amounts received in cash resulting from revenue transactions with Verizon and Affiliates during the year ended December 31, 2022 totaled $29,019,522. As of December 31, 2022, amounts due from Verizon and Affiliates totaled $6,043,547 and were included in accounts receivable, net in our consolidated balance sheet. As of December 31, 2022, revenue from transactions that did not meet the criteria for recognition totaling $18,094,151 with Verizon and Affiliates were included in deferred revenue in our consolidated balance sheet
.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. See “Executive Compensation—Limitation of Liability and Indemnification.”

Arrangements with Executive Officers

For a description of the compensation arrangements that we have with our NEOs and directors, see “Executive Compensation”.

Policies and Procedures for Related Person Transactions

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and in its discretion, may ratify the related person transaction. The policy also permits the chair of our audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by our audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our company’s best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the policy provides that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;
•
interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;
•
interests arising from both the position and ownership level described above;
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;
•
interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;
•
a transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to our Board for approval, by our compensation committee or a group of our independent directors performing a similar function;
•
a transaction that involves compensation to a director for services as one of our directors if such compensation will be reported pursuant to Item 402(k) of Regulation S-K;
•
a transaction that is specifically contemplated by provisions of our restated certificate of incorporation or amended and restated bylaws;
•
interests arising solely from indebtedness of a significant stockholder or an immediate family member of a significant stockholder of ours, as such terms are defined under the policy;
•
a transaction where the rates or charges involved in the transaction are determined by competitive bids;
•
a transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; and
•
a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

TRANSACTION OF OTHER BUSINESS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our corporate secretary at 100 Old River Road, Andover, Massachusetts 01810 not later than the close of business 90 days nor earlier than the close of business 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be a stockholder of record who is entitled to vote on such business at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder or beneficial owner proposing such business and certain additional information.

The advance notice requirements for our 2024 annual meeting of stockholders are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary at the address set forth above by February 18, 2024, but not before January 19, 2024, which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the Annual Meeting, unless the date of the 2024 annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be delivered not later than the close of business on the later of the 90th day prior to such 2024 annual meeting or the 10th day following the day on which public announcement of the date of such 2024 annual meeting is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 5, 2023, unless the date of our 2024 annual meeting has been changed by more than 30 days from the date of the one-year anniversary of the Annual Meeting, in which case the deadline is a reasonable time before our company begins to print and send our proxy material. Such proposals must be delivered to our corporate secretary, c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.

A

Casa Systems, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class III directors to hold office until our 2026 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;	FOR	WITHHOLD			
	1.01 Scott Bruckner	☐	☐			FOR
	1.02 Michael T. Hayashi	☐	☐			FOR
	1.03 Bill Styslinger	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	To ratify the appointment of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;	☐	☐	☐		FOR
3.	To approve, by a non-binding, advisory vote, the 2022 compensation paid to our named executive officers;	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
4.	To provide a non-binding, advisory vote on the frequency of future stockholder advisory votes on executive compensation; and	☐	☐	☐	☐	1 YEAR
5.	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).					

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ______ Date ______

Signature (if held jointly) ______ Date ______

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Casa Systems, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 21, 2022 TIME: Thursday, May 12, 2022 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CASA for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jerry Guo, Lucy Xie, and each or either of them (the "Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Casa Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/CASA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-882-9119 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CASA.